Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE
Contact:	Leigh E. Ginter
Chief Financial Officer
leigh.ginter@norcraftcompanies.com
(651) 234-3315

NORCRAFT HOLDINGS, L.P. AND NORCRAFT COMPANIES, L.P. REPORT FOURTH QUARTER AND FISCAL 2005 RESULTS

March 22, 2006 – Eagan, Minnesota — Norcraft Holdings, L.P. (Holdings) and Norcraft Companies, L.P. (Norcraft) today reported financial results for the fourth quarter and fiscal year ended December 31, 2005. The financial results for Holdings include the accounts of its indirect wholly-owned subsidiary, Norcraft. Other than Holdings’ obligations under its $118.0 million 9 3/4% senior discount notes, including related deferred issuance costs, debt issuance amortization, and related interest expense, all other assets, liabilities, income, expenses, and cash flows presented for all periods represent those of Norcraft.

FINANCIAL RESULTS

Fourth Quarter of Fiscal 2005 Compared with Fourth Quarter of Fiscal 2004

Net sales increased $18.6 million, or 22.0%, from $84.4 million for the fourth quarter of 2004 compared to $103.0 million for the same quarter of 2005. Income from operations increased by $4.7 million, or 53.9%, from $8.7 million for the fourth quarter of 2004 compared to $13.4 million for the same quarter of 2005. Net income for Holdings increased $4.0 million, from $2.0 million for the fourth quarter of 2004 to $6.0 million in the same quarter of 2005. Net income for Norcraft increased $4.2 million, from $4.1 million for the fourth quarter of 2004 to $8.3 million for the same quarter of 2005.

EBITDA (as defined in the attached table) was $11.9 million for the fourth quarter of 2004 compared to $16.9 million for the same quarter of 2005.

Fiscal 2005 Compared with Fiscal 2004

Net sales increased $74.3 million, or 22.5%, from $330.3 million for fiscal 2004 to $404.6 million for fiscal 2005. Income from operations increased by $12.6 million, or 28.3%, from $44.6 million for fiscal 2004 to $57.2 million for fiscal 2005. Net income for Holdings increased by $6.6 million, or 28.3%, from $23.1 million for fiscal 2004 to $29.7 million for fiscal 2005. Net income for Norcraft increased by $12.1 million, or 46.5%, from $26.2 million for fiscal 2004 to $38.3 million for fiscal 2005.

EBITDA (as defined in the attached table) was $56.5 million for fiscal 2004 compared to $70.8 million for fiscal 2005.

“We are pleased with the Company’s top line performance for 2005, while at the same time stabilizing margins over the second half of the year” commented President and CEO, Mark Buller. “We continue to be impacted by raw material and freight cost inflation while at the same time addressing production inefficiencies associated with ramping up production levels to keep pace with our strong unit growth in sales. Nonetheless, EBITDA for the quarter was up over 41% versus the prior year and Norcraft continues to see strong sales momentum due to our excellent customer service and product quality.”

CONFERENCE CALL

Norcraft has scheduled a conference call on Friday, March 24, 2006 at 10:00 a.m. Eastern Time. To participate, dial 800-597-8646 and use the pass code 48603683. A telephonic replay will be available by calling 800-252-6030 and using pass code 48603683.

GENERAL

Norcraft Companies is a leader in manufacturing, assembling and finishing kitchen and bathroom cabinetry in the United States. We provide our customers with a single source for a broad range of high-quality cabinetry, including stock, semi-custom and custom cabinets. Our cabinets are manufactured in both framed and full access construction. We market our products through four brands: Mid Continent Cabinetry, UltraCraft, StarMark and Fieldstone.

-Tables Follow-

Consolidated Balance Sheets

(unaudited)

(amounts in thousands)

	Norcraft Holdings, L.P.		Norcraft Companies, L.P.
	December 31,		December 31,
	2005	2004	2005	2004
ASSETS

Current assets:
Cash and cash equivalents	$933	$823	$933	$823
Trade accounts receivable, net	37,015	33,056	37,015	33,056
Inventories	24,197	21,886	24,197	21,886
Prepaid expenses	1,921	1,497	1,921	1,497

Total current assets	64,066	57,262	64,066	57,262

Property, plant and equipment, net	36,485	34,959	36,485	34,959

Other assets:
Goodwill	148,459	148,459	148,459	148,459
Customer relationships, net	57,197	61,664	57,197	61,664
Brand names	49,000	49,000	49,000	49,000
Deferred financing costs, net	8,396	12,523	5,344	9,116
Display cabinets, net	8,443	6,034	8,443	6,034
Deposits	111	91	111	91

Total other assets	271,606	277,771	268,554	274,364

Total assets	$372,157	$369,992	$369,105	$366,585

LIABILITIES AND MEMBERS’ EQUITY

Current liabilities:
Book overdrafts payable	$1,666	$—	$1,666	$—
Accounts payable	10,817	7,299	10,817	7,299
Accrued expenses	20,537	19,888	20,537	19,888

Total current liabilities	33,020	27,187	33,020	27,187
Long-term debt	241,567	263,752	150,000	180,500

Commitments and contingencies

Members’ equity subject to put request	46,094	26,377	—	—

Members’ equity	51,476	52,676	186,085	158,898

Total liabilities and members’ equity	$372,157	$369,992	$369,105	$366,585

Consolidated Statements of Income

(unaudited)

(amounts in thousands)

	Norcraft Holdings, L.P.
	Three Months Ended December 31,		Year Ended December 31,
	2005	2004	2005	2004
Net sales	$102,968	$84,406	$404,639	$330,275
Cost of sales	72,439	60,738	282,541	227,433

Gross profit	30,529	23,668	122,098	102,842

Selling, general and administrative expenses	17,157	14,982	64,874	58,244

Income from operations	13,372	8,686	57,224	44,598

Other expense (income):
Interest expense	5,659	5,792	23,208	18,815
Amortization of deferred financing costs	1,612	814	4,127	2,714
Other, net	90	32	220	(58)

	7,361	6,638	27,555	21,471

Net income	$6,011	$2,048	$29,669	$23,127

	Norcraft Companies, L.P.
	Three Months Ended December 31,		Year Ended December 31,
	2005	2004	2005	2004
Net sales	$102,968	$84,406	$404,639	$330,275
Cost of sales	72,439	60,738	282,541	227,433

Gross profit	30,529	23,668	122,098	102,842

Selling, general and administrative expenses	17,157	14,982	64,874	58,244

Income from operations	13,372	8,686	57,224	44,598

Other expense (income):
Interest expense	3,498	3,827	14,893	15,897
Amortization of deferred financing costs	1,519	715	3,772	2,589
Other, net	90	32	220	(58)

	5,107	4,574	18,885	18,428

Net income	$8,265	$4,112	$38,339	$26,170

Consolidated Statements of Cash Flows

(unaudited)

(amounts in thousands)

	Norcraft Holdings, L.P.
	Year Ended December 31,
	2005	2004
Cash flows from operating activities:
Net income	$29,669	$23,127
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property, plant and equipment	4,800	4,278
Amortization:
Customer relationships	4,467	4,467
Deferred financing costs	4,127	2,714
Display cabinets	4,301	3,179
Provision for uncollectible accounts receivable	3,050	2,206
Provision for obsolete and excess inventory	(247)	(36)
Provision for warranty claims	4,595	2,329
Accreted interest borrowings on senior notes	8,315	2,918
Stock compensation expense	277	386
(Gain) loss on disposal of assets	255	(7)
Change in operating assets and liabilities:
Accounts receivable	(6,973)	(11,193)
Inventories	(1,943)	(4,942)
Prepaid expenses	(424)	504
Other assets	(20)	29
Accounts payable and accrued liabilities	(1,020)	(2,788)

Net cash provided by operating activities	53,229	27,171

Cash flows from investing activities:
Acquisition of Norcraft Companies LLC, net of cash acquired of $1,327	—	—
Proceeds from sale of property and equipment	83	77
Purchase of property, plant and equipment	(6,110)	(7,036)
Purchase of display cabinets	(6,710)	(5,352)

Net cash used in investing activities	(12,737)	(12,311)

Cash flows from financing activities:
Borrowings on senior discount notes payable	—	80,334
Distribution to members	—	(77,181)
Payment of financing costs	—	(3,728)
Book overdrafts payable	1,666	—
Payments on Bank Revolving Loan	—	(8,500)
Borrowings on Bank Revolving Loan	—	8,500
Payments on term loan	(30,500)	(14,500)
Proceeds from issuance of member interests	572	553
Repurchase of members interests	(1,949)	(535)
Tax distributions to members	(9,945)	(1,651)

Net cash (used in) provided by financing activities	(40,156)	(16,708)

Effect of exchange rates on cash	(226)	88

Net (decrease) increase in cash	110	(1,760)

Cash, beginning of the period	823	2,583

Cash, end of period	$933	$823

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$14,986	$19,235

Supplemental disclosure of non-cash transactions:
Members’ interest recorded for consideration other than cash	$277	$3,055

Purchases of property, plant and equipment included in Accounts Payable	$794	$216

Consolidated Statements of Cash Flows

(unaudited)

(amounts in thousands)

	Norcraft Companies, L.P.
	Year Ended December 31,
	2005	2004
Cash flows from operating activities:
Net income	$38,339	$26,170
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property, plant and equipment	4,800	4,278
Amortization:
Customer relationships	4,467	4,467
Deferred financing costs	3,772	2,589
Display cabinets	4,301	3,179
Provision for uncollectible accounts receivable	3,050	2,206
Provision for obsolete and excess inventory	(247)	(36)
Provision for warranty claims	4,595	2,329
Stock compensation expense	277	386
(Gain) loss on disposal of assets	255	(7)
Change in operating assets and liabilities:
Accounts receivable	(6,973)	(11,193)
Inventories	(1,943)	(4,942)
Prepaid expenses	(424)	504
Other assets	(20)	29
Accounts payable and accrued liabilities	(1,020)	(2,788)

Net cash provided by operating activities	53,229	27,171

Cash flows from investing activities:
Proceeds from sale of property and equipment	83	77
Purchase of property, plant and equipment	(6,110)	(7,036)
Purchase of display cabinets	(6,710)	(5,352)

Net cash used in investing activities	(12,737)	(12,311)

Cash flows from financing activities:
Distribution to members	—	(379)
Payment of financing costs	—	(196)
Book overdrafts payable	1,666	—
Payments on Bank Revolving Loan	—	(8,500)
Borrowings on Bank Revolving Loan	—	8,500
Payments on term loan	(30,500)	(14,500)
Proceeds from issuance of member interests	572	553
Repurchase of members interests	(1,949)	(535)
Tax distributions to members	(9,945)	(1,651)

Net cash (used in) provided by financing activities	(40,156)	(16,708)

Effect of exchange rates on cash	(226)	88

Net (decrease) increase in cash	110	(1,760)
Cash, beginning of the period	823	2,583

Cash, end of period	$933	$823

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$14,986	$19,235

Supplemental disclosure of non-cash transactions:
Members’ interest recorded for consideration other than cash	$277	$3,055

Purchases of property, plant and equipment included in Accounts Payable	$794	$216

Reconciliation of Net Income to EBITDA

(dollar amounts in thousands)

EBITDA is net income before income tax expense, interest expense, depreciation and amortization. We believe EBITDA is useful to investors in evaluating our operating performance compared to that of other companies in our industry, as the calculation of EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending, which items may vary for different companies for reasons unrelated to overall operating performance. We also believe EBITDA provides information relevant to investors regarding our ability to service and/or incur debt. EBITDA is not a presentation made in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). Accordingly, when analyzing our operating performance, investors should not consider EBITDA in isolation or as substitutes for net income, cash flows from operating activities or other income statement or cash flow statement data prepared in accordance with U.S. GAAP. Our calculations of EBITDA is not necessarily comparable to those of other similarly titled measures reported by other companies. The calculations of EBITDA are shown below:

	Norcraft Holdings, L.P.
	Three Months Ended December 31,		Year Ended December 31,
	2005	2004	2005	2004
Net income	$6,011	$2,048	$29,669	$23,127	(1)
Interest expense	5,659	5,792	23,208	18,815
Depreciation	1,104	1,149	4,800	4,278
Amortization of deferred financing costs	1,612	814	4,127	2,714
Amortization of customer relationships	1,117	1,117	4,467	4,467
Display cabinet amortization	1,303	940	4,301	3,179
State Taxes	65	32	207	(58)

EBITDA	$16,871	$11,892	$70,779	$56,522

	Norcraft Companies, L.P.
	Three Months Ended December 31,		Year Ended December 31,
	2005	2004	2005	2004
Net income	$8,265	$4,112	$38,339	$26,170	(1)
Interest expense	3,498	3,827	14,893	15,897
Depreciation	1,104	1,149	4,800	4,278
Amortization of deferred financing costs	1,519	715	3,772	2,589
Amortization of customer relationships	1,117	1,117	4,467	4,467
Display cabinet amortization	1,303	940	4,301	3,179
State Taxes	65	32	207	(58)

EBITDA	$16,871	$11,892	$70,779	$56,522

1)	Net income during the year ended December 31, 2005 includes an adjustment related to our change in vacation policy which increased net income by $1,704.